Exhibit 20.3
Page 1 of 3

                   Navistar Financial 1995 - B Owner Trust
                         For the Month of March 1998
                      Distribution Date of April 15, 1998
                           Servicer Certificate #30

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $160,087,143.54
Beginning Pool Factor                                           0.3049561

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,834,114.92
     Interest Collected                                     $1,351,177.62

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $583,334.83
Total Additional Deposits                                     $583,334.83

Repos / Chargeoffs                                             $41,333.74
Aggregate Number of Notes Charged Off                                  80

Total Available Funds                                      $12,116,587.64

Ending Pool Balance                                       $149,863,734.61
Ending Pool Factor                                              0.2854811

Servicing Fee                                                 $133,405.95

Repayment of Servicer Advances                                $652,039.73

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,013,185.01
     Target Percentage                                               5.50%
     Target Balance                                         $8,242,505.40
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($989,204.08)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.866%
Current Weighted Average Remaining Term (months):                   24.53

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,624,726.67     1,050
                                31 - 60 days             $321,022.32       278
                                60+  days                $134,724.52        62

     Total:                                            $2,080,473.51     1,069

     Balances:                  60+  days              $1,150,174.46        62

Memo Item - Reserve Account
     Prior Month                                      $11,023,980.93
+    Invest. Income                                       $38,171.82
+    Excess Serv.                                        $951,032.26
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $12,013,185.01


Exhibit 20.3
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of March 1998

                                                                             NOTES
                                                        (Money Market)
                                             TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3         CERTIFICATES
                                      $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%             96.50%              3.50%
     Coupon                                                        5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                $160,087,143.54
Ending Pool Balance                   $149,863,734.61

Collected Principal                    $10,182,075.19
Collected Interest                      $1,351,177.62
Charge - Offs                              $41,333.74
Liquidation Proceeds / Recoveries         $583,334.83
Servicing                                 $133,405.95
Cash Transfer from Reserve Account              $0.00
Total Collections Available
  for Debt Service                     $11,983,181.69

Beginning Balance                     $160,087,143.54               $0.00              $0.00    $148,549,647.48     $11,537,496.06

Interest Due                              $808,740.50               $0.00              $0.00        $748,937.81         $59,802.69
Interest Paid                             $808,740.50               $0.00              $0.00        $748,937.81         $59,802.69
Principal Due                          $10,223,408.93               $0.00              $0.00      $9,865,589.62        $357,819.31
Principal Paid                         $10,223,408.93               $0.00              $0.00      $9,865,589.62        $357,819.31

Ending Balance                        $149,863,734.61               $0.00              $0.00    $138,684,057.86     $11,179,676.75
Note / Certificate Pool Factor                                     0.0000             0.0000             0.4878             0.6084
   (Ending Balance / Original Pool Amount)
Total Distributions                    $11,032,149.43               $0.00              $0.00     $10,614,527.43        $417,622.00

Interest Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                            $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                          $951,032.26
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance         $12,013,185.01
(Release) / Draw                         ($989,204.08)
Ending Reserve Acct Balance            $11,023,980.93


Exhibit 20.3
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of March 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                4                   3                  2                   1
                                         Nov-97           Dec-97              Jan-98             Feb-98              Mar-98
Beginning Pool Balance              $197,825,082.32    $189,740,165.51    $177,643,390.82    $168,562,493.73    $160,087,143.54

A)   Loss Trigger:
Principal of Contracts Charged Off      $277,587.83         $21,675.95        $244,474.62        $313,254.67         $41,333.74
Recoveries                              $268,885.31        $294,381.11        $450,213.60         $72,027.99        $583,334.83

Total Charged Off (Months 5, 4, 3)      $543,738.40
Total Recoveries (Months 3, 2, 1)     $1,105,576.42
Net Loss / (Recoveries) for 3 Mos      ($561,838.02)(a)

Total Balance (Months 5, 4, 3)      $565,208,638.65(b)

Loss Ratio Annualized  [(a/b) * (12)]       -1.1928%

Trigger:  Is Ratio > 1.5%                        No
                                                                              Jan-98             Feb-98              Mar-98

B)   Delinquency Trigger:                                                   $1,481,313.31      $1,260,002.21      $1,150,174.46
     Balance delinquency 60+ days                                                0.83387%           0.74750%           0.71847%
     As % of Beginning Pool Balance                                              0.78204%           0.80118%           0.76661%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer